UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Earliest Event Reported): July 8, 2015

POINT.360

(Exact Name of Registrant as Specified in its Charter)

California

(State or Other Jurisdiction of Incorporation)

001-33468 (Commission File Number)	01-0893376 (I.R.S. Employer Identification No.)
2701 Media Center Drive Los Angeles, California (Address of Principal Executive Offices)	90065 (Zip Code)

(818) 565-1400

(Registrant’s Telephone Number, Including Area Code)

______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

Sale Agreement

On July 8, 2015, Point.360 (“we,” “us,” “our,” "Point.360," or the “Company”) entered into a Sale Agreement Pursuant to Article 9 of the Uniform Commercial Code (the “Sale Agreement”) with Medley Capital Corporation, a Delaware corporation (“Medley”), Medley Opportunity Fund II LP, a Delaware limited partnership (“MOF II”), Congruent Credit Opportunities Fund II, LP, a Delaware limited partnership (“Congruent”), Main Street Equity Interests, Inc., a Delaware corporation (“Main Street”), and Haig S. Bagerdjian (“Mr. Bagerdjian”). Medley, MOF II, Congruent and Main Street are referred to in this Current Report on Form 8-K as the “Lenders.” The closing under the Sale Agreement occurred on July 8, 2015, concurrently with the execution of the Sale Agreement.

Pursuant to the Sale Agreement, among other things:

•	Point.360 acquired (the "Acquisition") from the Lenders certain assets of Modern VideoFilm, Inc., a Delaware corporation ("MVF"), and its affiliated entities, including, but not limited to, MVF's equipment, inventory, accounts receivable and $200,000 of cash, in a private sale conducted under applicable provisions of the New York Uniform Commercial Code following the default by MVF of its obligations under secured loans made by the Lenders, and assumed no debts, obligations or liabilities except for agreeing to pay a portion of the rent for each facility of MVF to its landlord on a per diem basis based on the number of days post-closing, if any, that we occupy such facility to complete the relocation of certain acquired assets, and paid time off owed to former MVF employees employed by us in connection with the closing to the extent (i) accrued and unused as of the closing, and (ii) such employees have not requested such paid time off to be paid by MVF.

•	We issued to the Lenders, as consideration for the assets described in the preceding paragraph, 2,000,000 shares of our common stock (the "Common Shares"), and five-year warrants (the "Sale Agreement Warrants") to purchase an aggregate of 800,000 shares of our common stock (the "Sale Agreement Warrant Shares") at an exercise price of $0.75 per share, which may be exercised in a cashless exercise;

•	We agreed to conduct an annual meeting of our shareholders in November 2015 for the purpose, among other things, of obtaining shareholder approval to amend our Bylaws to increase the authorized number of directors from five to seven and to elect two persons designated by Medley to our Board of Directors;

•	The parties to the Sale Agreement agreed that, following shareholder approval of the increase in the size of the Board of Directors of Point.360 from five directors to seven directors, the following persons shall serve on the Board of Directors of Point.360: Mr. Bagerdjian, Greggory J. Hutchins, Sam P. Bell, G. Samuel Oki and J.R. DeLang, each of whom currently serves as a director, and two directors designated by Medley, who initially shall be James Frank and James Feeley;

•	Following the expansion of the Board of Directors of Point.360 to seven directors, an affirmative vote of at least 66-2/3% of the directors (which shall include the vote of Medley’s designees) shall be required to approve a transaction constituting a “reorganization” under the California Corporations Code or any possible change of control transaction to which Point.360 or one of our subsidiaries is a party, with a change of control transaction defined to include, without limitation, any transaction (by stock sale, merger, consolidation or otherwise) in which any person or entity (or group of persons or entities) acquires 50% or more of the voting securities of Point.360 or any sale of all or any material portion of the assets of Point.360 or its subsidiaries (including, without limitation, equity interests in the subsidiaries of Point.360);

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•	Prior to the expansion of the Board of Directors of Point.360 to seven directors, the written consent of Medley shall be required to approve a transaction described in the preceding paragraph; and

•	Medley shall cease to be entitled to have any representatives on the Board of Directors of Point.360 if, at any time, Medley and MOF II (together with their affiliate transferees) beneficially own in the aggregate less than 90% of the shares of Common Stock acquired by them pursuant to the Sale Agreement.

Term Loan Agreement and Security Agreement

In connection with the Acquisition, on July 8, 2015, the Company entered into a Term Loan Agreement (the “Loan Agreement”), as borrower, with Medley and MOF II (collectively, the "Medley Parties"). The Loan Agreement is comprised of a five-year term loan facility in the amount of $6,000,000, $1,000,000 of which was funded on the July 8, 2015 closing date (the “Closing Date Term Loan”). Under the Loan Agreement, we may, by notice to the Medley Parties, request one or more additional term loans (each, a “Delayed Draw Term Loan” together with the Closing Date Term Loan, each a “Term Loan” and collectively, the “Term Loans”) in an aggregate amount for all Delayed Draw Term Loans not to exceed $5,000,000, until the third anniversary of the closing date.

We must pay monthly interest in arrears on the unpaid principal balance of the Term Loans at a rate per annum equal to (i) 6.00% plus (ii) the rate of interest published each date interest is due in The Wall Street Journal “Money Rates” listing under the caption “London Interbank Offered Rates” for a three month period. At the Company's election, interest may be paid as “payment in kind” by adding such accrued interest to the unpaid principal balance of the Term Loans. The interest rate on outstanding Term Loans is subject to an increase during the continuance of a "default" (as defined). The outstanding principal balance and all accrued and unpaid interest on the Term Loans are due and payable on July 8, 2020, unless the Term Loans are declared due and payable as a result of a default. We may voluntarily prepay outstanding Term Loans from time to time in whole or in part without penalty or premium.

Upon the occurrence of certain dispositions and the issuance by us of any equity interests in an offering which is undertaken solely for the purpose of raising capital, we must prepay the Term Loans in an amount equal to 100% of the net proceeds received by us in connection with the foregoing events, subject to exceptions specified in the Loan Agreement.

Borrowings under the Loan Agreement are secured by substantially all of the assets of the Company (subject to certain permitted liens) pursuant to a Security Agreement (the "Security Agreement"), dated July 8, 2015, among the Company and the Medley Parties, and may be used to refinance certain indebtedness of the Company, to pay the transaction fees, costs and expenses incurred directly in connection with the transactions contemplated by the Loan Agreement, for capital expenditures in connection with the build-out and integration of our business following the Acquisition, and for working capital and general corporate purposes.

The Loan Agreement and the Security Agreement also contain customary representations, warranties and events of default for a transaction of this nature and affirmative and negative covenants, including, but not limited to, covenants under the Loan Agreement relating to permitted borrowings of additional money by the Company from certain lenders.

On July 8, 2015, in connection with the consummation of the transactions contemplated by the Loan Agreement, we issued to the Medley Parties five-year warrants (the "Loan Agreement Warrants") to purchase an aggregate of 500,000 shares of our common stock at an exercise price of $0.75 per share. The Loan Agreement Warrants may be exercised in a cashless exercise.

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Registration Rights Agreement

The Company also entered into a Registration Rights Agreement (the “Registration Rights Agreement”), dated July 8, 2015, with the Lenders, pursuant to which the Company granted piggyback registration rights with respect to the "Registrable Securities" (as defined in the Registration Rights Agreement), including the Common Shares and the Sale Agreement Warrant Shares, and agreed that, at any time that the Company is eligible to file a registration statement on Form S-3 (or any successor form) under the Securities Act of 1933, as amended (the "Act"), the Lenders holding not less than 50% of the Registrable Securities held by all Lenders may make an aggregate of one written request to the Company for registration with the Securities and Exchange Commission of all or part of the Registrable Securities then owned by the Lenders, subject to the terms and conditions set forth in the Registration Rights Agreement. The Lenders who participate in any such registration agreed to reimburse the Company for the expenses incurred by the Company with respect to such registration up to a total aggregate amount of $100,000 for all registrations.

Transaction Documents

The Sale Agreement, the Loan Agreement, the Security Agreement, the Sale Agreement Warrants, the Loan Agreement Warrants, and the Registration Rights Agreement contain ordinary and customary provisions for agreements of this nature, such as representations, warranties, covenants, and indemnification obligations, as applicable. The preceding summary does not purport to be complete and is qualified in its entirety by reference to the Sale Agreement, the Loan Agreement, the Security Agreement, the Sale Agreement Warrants, the Loan Agreement Warrants and the Registration Rights Agreement, which are filed as Exhibits 2.1, 10.1, 10.2, 4.1, 4.2, 4.3, and 4.4, respectively, and which are incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The closing under the Sale Agreement occurred on July 8, 2015. A summary of the terms of the Acquisition are set forth in Item 1.01, above, which information is incorporated herein by reference.

At the time of the Acquisition, and other than with respect to the Sale Agreement and other transaction documents described in Item 1.01, as applicable, neither the Company, nor any of the Company’s officers, directors, or affiliates had any material relationship with the Lenders or MVF.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K under the heading Term Loan Agreement and Security Agreement is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

On July 8, 2015, the Company issued the Common Shares, the Sale Agreement Warrants and the Loan Agreement Warrants to the Lenders, as applicable, in connection with the Acquisition and the consummation of the transactions contemplated by the Loan Agreement.

The foregoing securities were not registered under the Act in reliance upon the exemption from registration contained in Section 4(a)(2) of the Act and Regulation D promulgated under the Act. The Lenders represented in writing that they were accredited investors and acquired the securities for their own accounts for investment purposes. A legend will be placed on the Common Shares, the Sale Agreement Warrants and the Loan Agreement Warrants stating that the securities have not been registered under the Act, and cannot be sold or otherwise transferred without registration or an exemption therefrom.

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Item 8.01	Other Events.

On July 9, 2015, the Company issued a press release announcing the closing of the Acquisition. A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired. The Company will provide the financial statements required by Item 9.01(a) of Form 8-K by amendment to this Current Report on Form 8-K no later than the 71st day after the filing date for this Current Report on Form 8-K.

(b) Pro Forma Financial Information. The Company will provide the pro forma financial information required by Item 9.01(b) of Form 8-K by amendment to this Current Report on Form 8-K no later than the 71st day after the filing date for this Current Report on Form 8-K.

(d)	Exhibits.

Exhibit No.	Description
2.1	Sale Agreement Pursuant to Article 9 of the Uniform Commercial Code, dated as of July 8, 2015, among Point.360, Haig S. Bagerdjian, Medley Capital Corporation, Medley Opportunity Fund II LP, Congruent Credit Opportunities Fund II, LP and Main Street Equity Interests, Inc.
4.1	Form of Warrant, dated July 8, 2015, issued to the Lenders under the Sale Agreement Pursuant to Article 9 of the Uniform Commercial Code, dated as of July 8, 2015, among Point.360, Haig S. Bagerdjian, Medley Capital Corporation, Medley Opportunity Fund II LP, Congruent Credit Opportunities Fund II, LP and Main Street Equity Interests, Inc.
4.2	Warrant, dated July 8, 2015, issued to Medley Capital Corporation under the Term Loan Agreement, dated as of July 8, 2015, among Point.360, Medley Capital Corporation and Medley Opportunity Fund II LP.
4.3	Warrant, dated July 8, 2015, issued to Medley Opportunity Fund II LP under the Term Loan Agreement, dated as of July 8, 2015, among Point.360, Medley Capital Corporation and Medley Opportunity Fund II LP.
4.4	Registration Rights Agreement, dated July 8, 2015, Point.360, Medley Capital Corporation, Medley Opportunity Fund II LP, Congruent Credit Opportunities Fund II, LP and Main Street Equity Interests, Inc.
10.1	Term Loan Agreement, dated as of July 8, 2015, among Point.360, Medley Capital Corporation and Medley Opportunity Fund II LP.
10.2	Security Agreement, dated as of July 8, 2015, among Point.360, Medley Capital Corporation and Medley Opportunity Fund II LP.
99.1	Press Release issued by Point.360 on July 9, 2015.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

POINT.360

July 14, 2015	By:	/s/ Alan R. Steel
		Name:	Alan R. Steel
		Title:	Executive Vice President Finance and Administration Chief Financial Officer

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